                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]


Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Section 240.14a-12


                             OAKHURST COMPANY, INC.
                (Name of Registrant as Specified in Its Charter)

                   -------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         2)  Aggregate number of securities to which transaction applies:


         -----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
                                                          ----------------------
         2) Form, Schedule or Registration Statement No.:
                                                          ----------------------
         3) Filing Party:
                                                          ----------------------
         4) Date Filed:
                                                          ----------------------

                             OAKHURST COMPANY, INC.

                       2751 CENTERVILLE ROAD -- SUITE 3131

                           WILMINGTON, DELAWARE 19803
================================================================================


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Oakhurst Company, Inc., a Delaware Corporation, will be held as follows:

         DATE:             October 16,  2001

         PLACE:            The Offices of Sterling Construction Company, Inc.
                           20810 Fernbush Lane
                           Houston, Texas  77073

         TIME:             9:00 a.m., local time

         PURPOSES:         1.  Election of Directors:

                               o To elect two Class I directors to serve for a term of one year and until their successors are elected and qualify;

                               o To elect two Class II directors to serve for a term of two years and until their successors are elected and qualify; and

                               o To elect three Class III directors to serve for a term of three years and until their successors are elected and qualify.

                           2. To approve the adoption by the Board of Directors of an amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to "Sterling Construction Company, Inc."

                           3. To approve the adoption by the Board of Directors of the 1998 Stock Incentive Plan of the Company.

                           4. To approve the adoption by the Board of Directors of the 2001 Stock Incentive Plan of the Company.

                           5. To transact such other business as may properly come before the meeting.

The stockholders of record at the close of business on August 20, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.



                                              By Order of the Board of Directors
                                                      Roger M. Barzun, Secretary

September 15, 2001



          YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
            PROXY IN THE ENVELOPE PROVIDED. THE EXECUTION OF A PROXY
                 WILL NOT AFFECT A RECORD HOLDER'S RIGHT TO VOTE
                      IN PERSON IF PRESENT AT THE MEETING.

        THIS PROXY STATEMENT WAS FIRST MAILED TO STOCKHOLDERS ON OR ABOUT
                              SEPTEMBER 15, 2001.

                             OAKHURST COMPANY, INC.

                       2751 CENTERVILLE ROAD -- SUITE 3131
                           WILMINGTON, DELAWARE 19803
                                 (817) 416-0717

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------



                               GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of Oakhurst Company, Inc., a Delaware corporation ("Oakhurst" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on October 16, 2001, at the offices of Sterling Construction Company, Inc., 20810 Fernbush Lane, Houston, Texas. Proxies in the form enclosed will be voted at the meeting if they are properly executed, returned to the Company prior to the meeting and not revoked prior to the voting.

All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted FOR the matters set forth in the accompanying notice of meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivering to the Secretary of the Company a written revocation, by submitting a subsequently dated proxy, or by voting in person at the meeting. Attendance at the meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the meeting that the stockholder intends to revoke the proxy and vote in person.

On August 20, 2001, the date for the determination of stockholders of record entitled to vote at the meeting, there were an aggregate of 4,943,018 shares of common stock, $.01 par value per share, outstanding and entitled to vote at the meeting. Each share of common stock entitles the record holder to one vote on each of the matters to be voted upon at the meeting.


A copy of the Company's Annual Report on Form 10-K for the year ended February 28, 2001, well as the Quarterly Report on Form 10-Q for the first fiscal quarter ended May 31, 2001, which contains financial statements and other information of interest to stockholders and accompanies the Notice of Annual Meeting and this Proxy Statement, is being mailed to stockholders on or about September 15, 2001.



VOTES REQUIRED

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting constitutes a quorum for the transaction of business at the meeting. Holders of shares of common stock present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether there is a quorum at the meeting.

Of the holders of shares who are entitled to vote and who are present or represented by proxy at the meeting --

     o The affirmative vote of the holders of a plurality of the shares voted is required for the election of the directors;

     o The affirmative vote of a majority of the issued and outstanding shares of common stock of the Company are required to approve the amendment of the Company's Amended and Restated Certificate of Incorporation; and

     o The affirmative vote of the holders of a majority of the shares voted is required for the approval of each of the 1998 and the 2001 Stock Incentive Plan.

Holders of shares who abstain from voting as to a particular matter, and shares held in "street" name by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect in the voting on the election of the directors or the approval of the stock plans and will be equivalent to no votes with respect to the amendment of the certificate of incorporation.

PROXY SOLICITATION AND EXPENSES

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the solicitation material will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, and if deemed necessary, through a third party solicitation agent by means of personal interview, telephone, facsimile or telegram. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to solicit their customers who are beneficial owners of common stock and to forward solicitation materials to such beneficial owners. The Company will reimburse them for their reasonable out-of-pocket expenses incurred in such solicitation.

                       PROPOSAL I - ELECTION OF DIRECTORS

The By-laws of the Company provide for such number of directors as is determined from time to time by the Board of Directors. Section 2 of Article SEVENTH of the Amended and Restated Certificate of Incorporation provides that directors shall be divided into three classes, as nearly equal in number as reasonably possible with each class having a full term of three years. The Board of Directors has set the size of the Board at seven directors. Since the Company has not held an Annual Meeting of stockholders for several years in order to conserve cash, the term of all current directors expires at the Annual Meeting and when their successors have been elected and qualify.

Accordingly, the initial term of Class I directors will expire at the 2002 Annual Meeting of Stockholders; the initial term of Class II directors will expire at the 2003 Annual Meeting of Stockholders; and the initial term of the Class III directors will expire at the 2004 Annual Meeting of Stockholders. At the expiration of the initial term of each class of directors, their successors will be chosen for a full term of three years. All directors hold office until the expiration of their terms and until their successors are elected and qualify, except in the case of death, resignation or removal of any director.

The persons named in the enclosed proxy will vote to elect each of the nominees named below unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. The enclosed proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

Listed below is information that has been furnished by each director as to his age, the year he was first elected a director, his principal occupation and business experience for the past five years and directorships in other publicly held companies held by him.


                                                    YEAR FIRST ELECTED                      INITIAL TERM OF
NAME                                     AGE         TO THE BOARD           CLASS              CLASS
----                                     ---        ------------------      -----           ---------------
Patrick T. Manning                        54             2001                  I              One year
Joseph P. Harper, Sr.                     55             2001                  I              One year
John D. Abernathy                         63             1991                 II              Two years
Robert W. Frickel                         59             2001                 II              Two Years
Robert M. Davies                          51             1991                 III            Three Years
Maarten D. Hemsley                        52             1998                 III            Three years
Christopher H. B. Mills                   49             2001                 III            Three years


For information relating to shares of common stock owned by each of the nominees, see "Security Ownership of Certain Beneficial Owners and Management," below.

BUSINESS HISTORY OF NOMINEES

The following sets forth for each of the nominees his business experience for at least the last five years and his principal occupation and other directorships held by him in public companies.

Patrick T. Manning. Mr. Manning joined Sterling Construction Company ("Sterling") in 1971 and led Sterling's move into the Houston, Texas market in 1978. He is currently Sterling's President and Chief Executive Officer. Previously, Mr. Manning was President of Oakland Construction Company, a custom home builder in suburban

Detroit. Mr. Manning has served on a variety of construction industry committees, including the Gulf Coast Trenchless Association and the Houston Contractors' Association, where he served as a member of the Board of Directors and as President from 1987 to 1993. He attended Michigan State University from 1969 to 1972. Mr. Manning was elected Chairman and Chief Executive Officer of Oakhurst on July 23, 2001 in connection with the closing of the purchase by the Company of a transaction in which the Company's ownership of Sterling increased to 80.1%.

Joseph P. Harper, Sr. Mr. Harper is Chief Financial Officer, Treasurer and Secretary of Sterling Construction and has been with the business since 1972. He has performed both estimating and project manager functions as well as his primary role as Chief Financial Officer. Prior to joining the business, Mr. Harper worked for Price Waterhouse and received his CPA license in 1970. He holds a Bachelor's degree from St. Joseph College. Mr. Harper was elected a director and President of Oakhurst in July, 2001 and a director of the Company's Steel City Products, Inc. subsidiary ("SCPI") in connection with the closing of the purchase by the Company of a transaction in which the Company's ownership of Sterling increased to 80.1%.

John D. Abernathy. Mr. Abernathy has been Executive Director of Patton Boggs, L.L.P., a Washington D.C. law firm, since January 1995. From March 1991 to February 1994 he was the Managing Director of Summit, Solomon & Feldesman, a New York City law firm and from July 1983 until June 1990, Mr. Abernathy was Chairman and Chief Executive Partner of BDO Seidman, a public accounting firm. He is a director of Pharmaceutical Resources, Inc., a generic drug manufacturer and of SCPI. Mr. Abernathy is a certified public accountant.

Robert W. Frickel. Mr. Frickel is the founder and President of R.W. Frickel Company, P.C., a certified public accounting firm that provides audit, tax and consulting services primarily to the construction industry. Prior to the founding in 1974 of the R.W. Frickel Company, Mr. Frickel was employed by Ernst & Ernst. He received his CPA license in 1968 and holds a Bachelor of Business Administration degree from the University of Michigan.

Robert M. Davies. Mr. Davies was Oakhurst's Chairman and Chief Executive Officer from May 1997 to July 2001 and was its President from May 1997 to January 1999. Mr. Davies had previously been a member of Oakhurst's Board of Directors from 1991 until 1994. Mr. Davies was a Vice President of Wexford Capital Corporation, which acts as the investment manager to several private investment funds, from 1994 to March 1997. From November 1995 to March 1997 Mr. Davies also served as Executive Vice President of Wexford Management LLC, a private investment management company. From September 1993 to May 1994 he was a Managing Director of Steinhardt Enterprises, Inc., an investment banking company. Mr. Davies is a director of SCPI. Mr. Davies is a managing director of Menai Capital, L.L.C. ("Menai"), a private equity advisory company, and Managing Director of e3Convergence LLC, a private equity investment management group.

Maarten D. Hemsley. Mr. Hemsley was elected to the Board of Directors in December 1998 having served as a director from 1991 to December 1995. He was an employee of Oakhurst and SCPI for many years prior to 1995. In December 1995, he resigned his positions with the Company and SCPI, but continued to provide consulting services to both companies through his consulting firm, Bryanston Management, Ltd. which he established in 1993. Mr. Hemsley was President, Chief Operating Officer and Chief Financial Officer of Oakhurst from January 1999 until July 2001 and currently is Oakhurst's Chief Financial Officer. He is also Chief Financial Officer of SCPI. Mr. Hemsley is a managing director of Menai.

Christopher H. B. Mills. Mr. Mills is Chief Investment Officer of J. O. Hambro Capital Management, an investment fund based in the United Kingdom. Prior to his founding of J. O. Hambro Capital Management in 1993, Mr. Mills was employed by Montagu Investment Management and its successor company Invesco MIM as an investment manager and director from 1975 to 1993. He is Chief Executive of North Atlantic Smaller Companies Investment Trust plc and American Opportunity Trust plc. Mr. Mills is director and shareholder of J. O. Hambro Capital Management and a non-executive director of a number of other companies.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held four meetings during the Company's fiscal year ended February 28, 2001. During that period, each incumbent director attended all of the meetings of the Board of Directors while he was a director, as well as all meetings of committees of the Board on which he served.

The standing committees of the Board of Directors are an audit committee and a compensation committee.

The Audit Committee reviews the Company's system of internal controls, selects the Company's independent auditors and accountants, and periodically reviews their services. The Audit Committee held one meeting during the fiscal year ended February 28, 2001. The Audit Committee, which was reconstituted in July 2001, currently consists of Messrs. Abernathy (Chairman), Frickel and Mills.

The Compensation Committee reviews and determines cash compensation payable to executive officers of the Company. The Compensation Committee did not hold any meetings in fiscal 2001. The current members of the Compensation Committee, which was reconstituted in July 2001, are Messrs. Frickel (Chairman) and Abernathy.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter first adopted and approved in June 2000. A copy of this charter is attached to this proxy statement as Appendix A. All of the current members of the Audit Committee are considered to be "independent directors" as defined by the charter and the rules of the Nasdaq Stock Market.

The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended February 28, 2001 and discussed these financial statements with management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the financial statements and for issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates and discusses with management's internal accounting and financial personnel and the independent auditors, the following:

     o the plan for, and the independent auditors' report on, each audit of the financial statements;

     o financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

     o changes in accounting practices, principles, controls or methodologies;

     o significant developments or changes in accounting rules applicable to the Company; and

     o the adequacy of internal controls and accounting, financial and auditing personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees), referred to as SAS 61, with Deloitte & Touche LLP, the Company's independent auditors. SAS 61 requires the independent auditors to discuss with the Audit Committee, among other things, the following:

     o    methods to account for significant unusual transactions;

     o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     o disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

The independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 28, 2001.

The Audit Committee*:      John D. Abernathy

*Two former committee members who have resigned as directors participated in the matters described in the report.

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

Audit Fees. Deloitte & Touche billed the Company an aggregate of $88,000 in fees for professional services rendered in connection with the audit of the financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Quarterly Reports on Form 10-Q during the fiscal year ended February 28, 2001.

Financial Information Systems Design and Implementation Fees. Deloitte & Touche did not bill the Company or its affiliates for any professional services rendered for the fiscal year ended February 28, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees. Deloitte & Touche billed the Company an aggregate of $51,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended February 28, 2001.


DIRECTORS' COMPENSATION

Each director who is not an employee of the Company receives an annual fee of $12,500, and if he served as chairman of at least one committee of the Board of Directors, an additional annual fee of $2,500. Directors receive no meeting fees but are entitled to reimbursement for out-of-pocket expenses incurred in attending meetings. In the past, non-employee directors also received annual ("formula") stock option grants of 3,000 shares each on May 1 each year under the Non-Employee Director Stock Option Plan. These options are immediately exercisable at an option price equal to the market price on the date of grant. Options covering substantially all of the shares authorized for issuance under the plan have been granted.



                                   PROPOSAL 2

       AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

On July 23, 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to Article FIRST of the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to Sterling Construction Company, Inc. If the amendment is approved by stockholders, it will become effective upon its filing with the Secretary of State of the State of Delaware. Pursuant to Delaware law, the Board of Directors has declared the amendment to be advisable.

The Board of Directors approved the name change to reflect the fact that, with the purchase in mid-July of 2001 of additional shares of the common stock of Sterling, bringing the Company's ownership interest to 80.1%, the majority of the Company's operations consist of Sterling's heavy civil construction business, which specializes in municipal and state highway contracts for paving, bridge, water and sewer and light rail.. The name of Sterling will be simultaneously changed to avoid any confusion.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT



                             PROPOSAL 3 & PROPOSAL 4
   APPROVAL OF THE 1998 STOCK INCENTIVE PLAN AND THE 2001 STOCK INCENTIVE PLAN

The 1998 Stock Incentive Plan (the "1998 Plan") was adopted by the Board of Directors on December 18, 1998 and the 2001 Stock Incentive Plan (the "2001 Plan") was adopted by the Board of Directors on July 23, 2001 in connection with the acquisition by the Company of Sterling common stock. The plans are substantially identical except for their date of adoption and the number of shares authorized for issuance. Approval by the stockholders of the plans is sought in order to meet the stockholder approval requirements of each of the following: The Nasdaq Stock Market; Section 422 of the Internal Revenue Code of 1986, which requires stockholder approval of any plan under which incentive stock options are issued; Section 162(m) of the Internal Revenue Code so that the Company receives the tax benefits of the grant of so-called "performance-based compensation." See "Report on Executive Compensation in the 2001 Fiscal Year-Compliance with Internal Revenue Code Section 162(m)" below. The executive officers and directors of the Company are eligible to receive options under the plans and therefore benefit from such approval.

The plans provide for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights. These grants will be referred to generally as awards.

Stock options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options granted under the plan typically will vest over time and can be exercised no more than 10 years after the date of the grant.

Restricted stock awards entitle recipients to acquire shares of common stock subject to the right of the Company to repurchase all or part of the shares from the recipient in the event that the conditions specified in the award are not satisfied prior to the end of the restriction period established for the award. Under the plans, the Board of Directors has the right to grant other awards based upon the common stock having the terms and conditions that the Board of Directors determines, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

The Company's and its subsidiaries' officers, employees, directors, consultants and advisors are eligible to be granted awards under the plan. The Company and its subsidiaries currently have 500 employees, five officers and seven directors (three of whom are also officers and employees.)

The 1998 Plan provides for the issuance pursuant to the grant of awards of a maximum of 700,000 shares of common stock and the 2001 Plan provides for the issuance pursuant to the grant of awards of a maximum of 500,000 shares of common stock, subject, in each plan, to adjustment in the case of stock splits or stock combinations. The maximum number of shares with respect to which options may be granted to any one employee under either plan is 350,000 shares per calendar year.

Each plan is administered by the Board of Directors, which has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. The Board of Directors has delegated that authority to the Compensation Committee. The Board of Directors has also delegated to the Compensation Committee the authority to grant awards under the plan. No consideration is payable to the Company for the grant of a stock option.

On August 20, 2001 the closing price of the common stock on the Over the Counter Market was $1.35 per share.

Federal Income Tax Information. Set forth below is a general summary of the federal income tax consequences to the Company and to recipients of awards under the plans. The following summary is not intended to be exhaustive, does not address certain special federal tax provisions, and does not address state, municipal or foreign tax laws.

     Tax Treatment of Non-Statutory Stock Options. Under Section 83 of the Code, optionees realize no taxable income when a non-statutory stock option is granted. Instead, the difference between the fair market value of the stock and the option price paid is taxed as ordinary compensation income as of the date of exercise if the stock is not subject at that time to a "substantial risk of forfeiture," as defined in Section 83.

     The Company receives no tax deduction on the grant of a non-statutory stock option, but is entitled to a tax deduction when the optionee recognizes taxable income on or after exercise of the option in the same amount as the income recognized by the optionee.

     Tax Treatment of Incentive Stock Options. Under Section 422 of the Code, an optionee incurs no federal income tax liability on either the grant or exercise of an incentive stock option. Provided that the stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on the subsequent sale of the stock will be taxed as long-term capital gain. If the stock is disposed of within a shorter period, the optionee will be taxed, with respect to the gain realized, as if he or she had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and its fair market value on the date on which the option was granted. The balance of the gain realized will be taxed as capital gain, long-term or short-term depending on the holding period since the date of exercise.

     The Company receives no tax deduction on the grant or exercise of an incentive stock option, but is entitled to a tax deduction if the optionee recognizes ordinary compensation income on account of a premature disposition of an incentive stock option stock in the same amount and at the same time as the optionee recognizes income.

     Tax Treatment of Stock Awards. An employee who receives a grant of stock generally will recognize taxable income at the time such stock is received. An employee who receives a grant of stock subject to a restriction generally will not recognize taxable income at the time such stock is received, but will recognize ordinary compensation income when transfer and/or forfeiture restrictions lapse in an amount equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount, if any, paid by the employee for the restricted stock. Alternatively, an employee receiving restricted stock may elect, in accordance with Section 83(b) of the Code, to be taxed on the excess of the fair market value of the shares of restricted stock at the time of grant over the amount, if any, paid by the employee, notwithstanding the transfer and forfeiture restrictions on the stock. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the employee. The full amount of dividends or other distributions of property made with respect to restricted stock prior to the lapse of the restrictions will constitute ordinary compensation income to the employee, and the Company will be entitled to a deduction at the same time and in the same amount.

     The above summary is not intended to be a complete discussion of all of the terms of the 1998 Plan and the 2001 Plan and is qualified in its entirety by the full text of the 1998 Plan and the 2001 Plan, which are attached to this Proxy Statement as Appendices B and C, respectively.



                                NEW PLAN BENEFITS



     Grants Under the 1998 Plan. At September 1, 2001, the following awards (all of them stock options) had been made under the 1998 Plan to the persons and groups listed below.


                                                                                            Number of Shares
                                    Title/Position                                              Subject to
Name or Group                      at Date of Grant        Current Title/Position                 Option
----------------------------- ---------------------------- ------------------------------- ------------------

Terrance W. Allan             Executive Vice President,    President, SCPI                             9,750
                              SCPI

Robert M. Davies*             Chairman & Chief Executive   Director                                  288,000
                              Officer

Bernard H. Frank              Executive Vice President,    Chairman & Chief Executive                  7,750
                              Director                     Officer, SCPI
                              Chairman & Chief Executive
                              Officer, SCPI

Maarten D. Hemsley*           President, Chief Operating   Chief Financial Officer,                  192,000
                              Officer & Chief Financial    Director
                              Officer, Director

Executive Group** (3                                                                                 209,500
persons)

Non-Executive Director                                                                               288,000
Group (1 person)

Non-Executive Officer                                                                                143,500
Employee Group (13 persons)

----------------
* Nominee for election as a director

**Messrs. Allan and Frank are counted as executive officers of the Company for purposes of the above table.


Grants Under the 2001 Plan. The following awards (all of them stock options) have been made under the 2001 Plan to the persons and groups listed below as of September 1, 2001.


                                                               Number of Shares
                                                                  Subject to
Name or Group                 Current Title/Position               Option
----------------------------- ------------------------------ -------------------

John D. Abernathy*            Director                                   12,000

Robert M. Davies*             Director                                   12,000

Robert W. Frickel*            Director                                   12,000

Joseph P. Harper, Sr.**       President, Director                         3,700

Patrick T. Manning**          Chairman and Chief Executive                3,700
                              Officer

Christopher H.B. Mills*       Director                                   12,000

Executive Group** (2                                                      7,400
persons)

Non-Executive Director                                                   48,000
Group (4 persons)

Non-Executive Officer                                                    42,000
Employee Group (25 persons)

*  Nominee for election as a director
** Messrs. Harper and Manning were elected in July 2001

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE
          1998 STOCK INCENTIVE PLAN AND THE 2001 STOCK INCENTIVE PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the footnotes, the Company believes that the beneficial owners of the common stock listed in the following tables, based on information furnished by such owners, have sole investment and voting power with respect to the shares of common stock shown as beneficially owned by them. The numbers and percentages assume for each person or group listed the exercise of all stock options held by such person or group that are exercisable within 60 days of September 1, 2001 in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, but not the exercise of such stock options owned by any other person. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS The following table sets forth certain information as of September 1, 2001 with respect to the beneficial ownership of shares of the Company's common stock by each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock.



NAME AND ADDRESS OF BENEFICIAL                NUMBER OF SHARES OF
OWNER                                             COMMON STOCK                 PERCENT OF CLASS
------------------------------                 ------------------              ----------------

Robert M. Davies
434 North Street                                     733,492(1)                      13.4%
Greenwich, CT  06830

Joseph P. Harper, Sr.
20810 Fernbush Lane                                  297,031                          6.0%
Houston, TX  77073

Maarten D. Hemsley
82 Powder Point Avenue                               527,812(2)                       9.8%
Duxbury, MA  02332

North American Smaller Companies
Investment Trust plc
14 Ryder Street                                      605,520                         12.2%
Ryder Court SW1Y 6QB
London, England

Anthony N. Puma (3)
6014 Castle Creek Road                               266,667                          5.4%
Arlington, TX 76017

(1) This number includes 535,992 shares issuable under outstanding stock options that are currently exercisable at prices ranging from $0.50 to $3.375 per share.

(2) This number includes 436,424 shares issuable under outstanding stock options that are currently exercisable at prices ranging from $0.30 to $2.75 per share.

(3) These shares were issued as part of the purchase by the Company of Puma Products, Inc. from Mr. Puma in fiscal 1995. In fiscal 1997, the Company sold Puma Products, Inc. back to Mr. Puma.

SECURITY OWNERSHIP OF MANAGEMENT.

The following table sets forth information as of September 1, 2001 regarding beneficial ownership of common stock by the nominees for director; the chief executive officer of the Company, the former chief executive officer and the other executive officers of the Company listed in the Summary Compensation Table, below; and all directors and executive officers as a group.


                                                    Number of Shares of
Name of Beneficial Owner                              Common Stock          Percentage of Class
------------------------                            -------------------     -------------------

Patrick T. Manning*                                           234,888              4.8%
Joseph P. Harper, Sr.*                                        297,031              6.0%
John D. Abernathy*                                            120,162(1)           2.4%
Robert W. Frickel*                                              3,000               ***
Robert M. Davies*                                             733,492(2)          13.4%
Maarten D. Hemsley*                                           527,812(3)           9.8%
Christopher H. B. Mills*                                        3,000               ***
Bernard H. Frank**                                             75,846(4)           1.5%
Terrance W. Allan**                                            37,144(5)            ***
All directors and executive officers as
a group (10 persons)                                        2,076,508(6)          33.6%


--------------

*     An incumbent director and nominee for director.

**    Messrs. Frank and Allan are employed by SCPI, a subsidiary of the Company.

***   Less than 1%

1. This number includes 105,162 shares issuable under outstanding stock options that are presently exercisable at prices ranging from $0.88 to $3.375 per share.

2. This number includes 535,992 shares issuable under outstanding stock options that are exercisable at prices ranging from $0.50 to $3.375 per share.

3. This number includes 436,424 shares issuable under outstanding stock options that are presently exercisable at prices ranging from $0.50 to $2.75 per share.

4. This number includes 74,139 shares issuable under outstanding stock options that are exercisable at prices ranging from $1.00 to $2.00 per share.

5. This number includes 39,081 shares issuable under outstanding stock options that are exercisable at prices ranging from $1.00 to $2.00 per share. Mr. Allan is an executive officer of the Company's subsidiary, Steel City Products, Inc.

6. This number includes 1,232,334 shares issuable under outstanding stock options that are exercisable within 60 days of August 1, 2001 at prices ranging from $0.50 to $3.375 per share.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Insiders") to file reports of ownership and certain changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of those reports.

Based solely on a review of those reports and amendments thereto furnished to the Company during its most recent fiscal year or written representations by Insiders that no Form 5 was required to be filed, the Company believes that during the fiscal year ended February 28, 2001 all Section 16(a) filing requirements applicable to the Company's Insiders were satisfied.

                             EXECUTIVE COMPENSATION

This item contains information about compensation, stock options and awards, employment arrangements and other information concerning the executive officers of the Company and of its subsidiary, Steel City Products, Inc. ("SCPI").


SUMMARY COMPENSATION TABLE.

The following table sets forth all compensation for the 2001, 2000 and 1999 fiscal years of the Company allocated or paid on or before February 28, 2001 to
(i) those who served as the Company's Chief Executive Officer during fiscal 2001; and (ii) the Company's four most highly compensated individuals who were serving as executive officers at the end of Fiscal 2001, other than the Chief Executive of the Company, whose total annual salary and bonus exceeded $100,000. Included is the compensation paid to an executive officer of SCPI who is not, however, an executive officer of the Company.


                                                  Annual Compensation                     Long-Term Compensation
                                    ------------------------------------------------ ---------------------------------
                                                                                       Securities
                                     Fiscal                           Other Annual     Underlying       All Other
   Name and Principal Position        Year      Salary      Bonus    Compensation*    Options/SARs     Compensation
----------------------------------- ---------- ---------- ---------- --------------- --------------- -----------------

Robert M. Davies(4)
Chairman & Chief Executive Officer    2001     $124,028         --         --               --                --
                                      2000     $120,000         --         --               --                --
                                      1999     $ 70,300         --         --          288,000                --

Maarten D. Hemsley(4)
President, Chief Operating
Officer & Chief Financial Officer     2001     $129,392         --         --               --                --
                                      2000     $125,000         --         --               --                --
                                      1999     $ 19,823         --         --          192,000                --

Bernard H. Frank(1)
Executive Vice President              2001     $ 50,242    $25,000         --               --           $13,908(2)
                                      2000     $110,434    $25,000         --            7,750           $13,908(2)
                                      1999     $110,000    $ 6,250         --               --           $13,908(2)

Terrance W. Allan(3)
President, SCPI                       2001     $132,072    $60,515         --               --                --
                                      2000     $115,885    $15,000         --            9,750                --
                                      1999     $115,001         --         --               --                --

* Excludes perquisites and other personal benefits if the aggregate amount of such items of compensation was less than the lesser of either $50,000 or 10% of the total annual salary and bonus of the named executive officer.

1. Mr. Frank, who is also Chairman and Chief Executive Officer of SCPI, is compensated only by SCPI, except with respect to stock options and stock awards.

2. This amount consists of $6,504, $5,508 and $1,896 that Mr. Frank received under three substantially identical agreements amended in 1987 in consideration of the waiver by Mr. Frank of his bankruptcy claims for annuity rights in SCPI's predecessor's bankruptcy.

3. Mr. Allan is compensated only by SCPI, except with respect to stock options and stock awards.

4. Employment agreements for Messrs. Davies and Hemsley include the voluntary deferral of 10% of their salary until such time as the Board of Directors determines the Company has sufficient cash flow to permit the payment. In fiscal 1999, the amount deferred for Mr. Davies was $2,500 and for Mr. Hemsley was $3,600. In each of fiscal years 2000 and 2001 deferred amounts were $6,000 and $8,500 for Mr. Davies and Mr. Hemsley, respectively. These amounts were included in four-year promissory notes paying 12% interest issued by the Company to Messrs. Davies and Hemsley.

OPTION GRANTS IN THE LAST FISCAL YEAR.

There were no stock options granted to the individuals named in the Summary Compensation Table, above, during the fiscal year ended February 28, 2001.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES.

The following table sets forth certain information based upon the fair market value per share of the common stock at February 28, 2001 ($0.75) or the day closest to the Company's February 28, 2001 fiscal year end on which trades were made, with respect to stock options held at that date by each of the individuals named in the Summary Compensation Table, above. The "value" of unexercised in-the-money options is the difference between the market value of the common stock subject to the options at February 28, 2001 and the exercise price of the option shares. During fiscal 2001, there were no option exercises by any of these individuals.



                        Number of Securities Underlying               Value of Unexercised In-the-Money
                     Unexercised Options at Fiscal Year End              Options at Fiscal Year End
                     --------------------------------------           ---------------------------------
       Name          Exercisable              Unexercisable           Exercisable         Unexercisable
       ----          -----------              -------------           -----------         -------------

Robert M. Davies      532,992                         --                   $72,000               --
Maarten D. Hemsley    436,424                         --                   $48,000               --
Bernard H. Frank       72,202                      3,875                        --               --
Terrance W. Allan      34,207                      4,874                        --               --


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Mr. Davies. Mr. Davies was elected Chairman, President and Chief Executive Officer of the Company in May 1997. He had previously been a director of the Company from 1991 until 1994. He was compensated at the rate of $5,000 per month under a one-year consulting agreement until June 1998, when he entered into an employment agreement at the same rate. Mr. Davies also received reimbursement of expenses incurred by him in carrying out his duties and responsibilities. In October 1998, Mr. Davies voluntarily took a 10% salary reduction, and the amount of the reduction was converted in July 2001 into a four-year Company note paying 12% interest. In December 1998, Mr. Davies also entered into a two-year employment agreement with the Company's Oakhurst Technology, Inc. subsidiary ("OTI") that provided for a base salary of $60,000, plus a car allowance. Both the Oakhurst and OTI employment agreements expired on February 28, 2001. The Oakhurst employment agreement was then continued on a month-to-month basis through July 18, 2001, when it terminated upon Mr. Davies's resignation as Chairman and Chief Executive Officer of Oakhurst.

Mr. Hemsley. Mr. Hemsley was a director and officer of Oakhurst and SCPI for several years prior to 1995. In 1995, he resigned his positions with the Company and SCPI and entered into a consulting agreement with Oakhurst through his consulting firm, Bryanston Management, Ltd. In December 1998, Mr. Hemsley was elected as a director of the Company as well as President, Chief Operating Officer and Chief Financial Officer of the Company pursuant to an employment agreement that provided for a salary of $85,000 per year, the same annual rate of compensation that was formerly paid to Bryanston Management, Ltd. Mr. Hemsley voluntarily deferred 10% of his salary, and in July 2001 the amount deferred was converted into a four-year Company note paying 12% interest. In December 1998, Mr. Hemsley also entered into a two-year employment agreement with OTI that provided for an annual base salary of $40,000, plus a car allowance. Both the Oakhurst and OTI employment agreements expired on February 28, 2001. The Oakhurst employment agreement continued on a month-to-month basis until it was renewed in July 2001 for a one-year term at an annual salary of $76,500, plus a car allowance.

Mr. Harper. Mr. Harper is President of the Company. He entered into a three-year employment agreement with the Company on July 18, 2001, which agreement acknowledges that Mr. Harper's compensation is paid by Sterling for his services as Chief Financial Officer of Sterling. Pursuant to the three-year employment agreement that Mr. Harper entered into with Sterling on July 18, 2001, he is entitled to receive a base salary of $200,000 in each of the first two years of the agreement and $170,000 in the third year of the agreement. In addition, Mr. Harper is entitled to receive incentive compensation in the amount of (I) a bonus of $100,000 ("First Bonus") if certain financial goals are met and (ii) an additional bonus ("Second Bonus") from 10% to 100% of his base salary if certain additional financial goals are met; provided that the aggregate Second Bonus paid to Mr. Harper, Mr. Patrick T. Manning and a third executive officer of Sterling pursuant to each of their respective employment agreements will not exceed 30% of the amount by which adjusted EBITDA for the fiscal year in question exceeds the budgeted amount of such EBITDA. Each of the employment agreements with the Company and Sterling limit the ability of Mr. Harper to compete for a period of two years against the respective entity after he ceases to be an employee of such because he terminated his employment without good reason or the respective entity terminated his employment for good cause, and for a period of one year after he ceases to be an employee because he terminated his employment for good reason or the respective entity terminated his employment without good cause; provided that these noncompetition obligations may be avoided by Mr. Harper if the respective entity terminates the employment agreement other than for good cause.

Mr. Patrick T. Manning. Mr. Manning is Chief Executive Officer of the Company. He entered into a three-year employment agreement with the Company on July 18, 2001, which agreement acknowledges that Mr. Manning's compensation is paid by Sterling for his services and Chief Executive Officer of Sterling. Pursuant to the three-year employment agreement that Mr. Manning entered into with Sterling on July 18, 2001, he is entitled to receive a base salary of $200,000 per year. In addition, Mr. Manning is entitled to receive incentive compensation in the amount of the First Bonus and Second Bonus, as described above. Each of the employment agreements with the Company and Sterling limit the ability of Mr. Manning to compete for a period of two years against the respective entity after he ceases to be an employee of such because he terminated his employment without good reason or the respective entity terminated his employment for good cause, and for a period of one year after he ceases to be an employee because he terminated his employment for good reason or the respective entity terminated his employment without good cause; provided that these noncompetition obligations may be avoided by Mr. Manning if the respective entity terminates the employment agreement other than for good cause. Mr. Frank . Mr. Frank is primarily compensated by SCPI. In fiscal 1997, in light of SCPI's financial performance, Mr. Frank voluntarily reduced his salary by 50%. In February 1998,

Mr. Frank's annual base salary was set by agreement at $50,000 and he was granted participation in a deferred compensation program commencing March 1, 1998 that provided for the payment to him of $5,000 per month for twenty-four months to compensate him for his prior voluntarily salary reduction. Also commencing March 1, 1998, Mr. Frank was made eligible to participate in a bonus program pursuant to which the Compensation Committee of the Board of Directors of the Company in its discretion and after reviewing the Company's performance and cash position was authorized to grant him on a quarterly basis a bonus not to exceed $25,000 in the aggregate in any one fiscal year. Pursuant to this arrangement, Mr. Frank was paid a $25,000 bonus in fiscal 2001.

Mr. Frank also receives compensation of $13,908 per year, in the aggregate, under three substantially identical agreements amended in 1987 in consideration of the waiver by Mr. Frank of his bankruptcy claims for annuity rights in SCPI's predecessor's bankruptcy. The amended agreements provide for payments to be made for a period of fifteen years subsequent to January 1988 of $6,504, $5,508 and $1,896 per year for the three agreements, respectively.

Mr. Allan. Mr. Allan is employed by SCPI pursuant to an employment agreement that commenced May 1, 2000. The initial term of the agreement expires on September 30, 2003, but the agreement continues in effect on a year-to-year basis until terminated by either SCPI or Mr. Allan. The agreement provides for the payment to Mr. Allan of a base salary of $133,000 with annual increases rising to $145,000 annually commencing September 1, 2002. The agreement also provides for the payment to Mr. Allan of an annual management bonus based upon the defined profits of SCPI's operating division. The aggregate amount of the management bonus payable each year to the executive and to all other executives of SCPI may not exceed 8% of the defined profits of SCPI, and the allocation of that amount is made by the Compensation Committee of SCPI based on recommendations of Mr. Frank as Chief Executive Officer. Mr. Allan is also entitled to an executive bonus calculated as a percentage of the defined annual profits of the Company that exceed $2,000,000. The agreement also provides that if after a change in control of SCPI either Mr. Allan's employment is terminated without cause and other than by reason of his death or permanent disability, or Mr. Allan resigns his employment by written notice given within 180 days of the effective date of the change in control, SCPI is obligated to pay Mr. Allan in a lump sum on the date of the termination of his employment an amount equal to two year's base salary less the amount of base salary, if any, paid to him for the period during which he remained an employee after the date of the change of control, and all of Mr. Allan's stock options vest in full and shall remain exercisable for a period of one (1) year after the date of the termination of his employment.

REPORT ON EXECUTIVE COMPENSATION IN THE 2001 FISCAL YEAR.

This report has been prepared by the Compensation Committee of the Board of Directors and addresses the Company's compensation policies with respect to the Chief Executive Officer and executive officers of the Company in general for the fiscal year ended February 28, 2001. All members of the Committee are non-employee directors. During fiscal 2001 the Company had no operating business of its own, but was a holding company of operating businesses. The Company has elected to include in the Summary Compensation Table certain information concerning an executive officer of its subsidiary, Steel City Products, Inc. ("SCPI") who is not, however, an executive officer of the Company and accordingly, a discussion of his compensation is included here. Reference is made generally to the information under the heading "Employment Contracts and Termination of Employment and Change-in-Control Arrangements".

Compensation Policy. The overall intent for executive officers is to establish for them levels of compensation that provide appropriate incentives in order to command high levels of individual performance and thereby increase the value of the Company to its stockholders and that are sufficiently competitive to attract and retain the skills required for the success and profitability of the Company. The principal components of executive compensation are salary, bonus and stock options.

Chief Executive Officer's Compensation. The compensation of the Chief Executive Officer was determined to be appropriate by the members of the Compensation Committee serving at the time based on the nature of the position; the expertise and responsibility that the position requires; the Chief Executive Officer's prior financial and accounting experience in former employment positions; and the subjective judgement of the members regarding a reasonable level of compensation.

Other Executive Officers. Until July 2001 Mr. Frank was an Executive Officer of the Company, but received all of his compensation from SCPI in his capacity as Chairman and Chief Executive Officer of SCPI. Mr. Allan is included in the Company's disclosures relating to compensation because of his importance to the success of the Company on a consolidated basis. Each of their written employment agreements was reviewed and approved by the Company's Compensation Committee and in the case of Mr. Allan, by the SCPI Compensation Committee.

Salary. Since all of the executive officers named in the Summary Compensation Table are long-term employees of the Company and/or SCPI and one of them is a founder of the original business, their salaries in fiscal 2001 were based on the level of their prior salaries and the subjective judgement of the members of the Company's and SCPI's Compensation Committees, as applicable, as to the value of the executive's past contribution and potential future contribution to the business.

Bonuses. Bonuses payable to Messrs. Frank and Allan under their employment agreements consist of an Annual Management Bonus and in the case of Mr. Allan, an additional Annual Executive Bonus. The Annual Management Bonus is paid from a pool of funds equal to 8% of SCPI's consolidated net income before interest, taxes, depreciation, any LIFO adjustments and amortization, prepared in accordance with generally accepted accounting principles consistently applied. The allocation of the bonus pool is based on Mr. Frank's recommendations to SCPI's Compensation Committee. Mr. Frank's recommendations, in turn, are based on his subjective judgement, formed by over fifty years' experience in the business, of the performance of each officer during the preceding year. Mr. Frank is entitled to a minimum Annual Management Bonus of 15% of his salary provided that SCPI has earnings for the fiscal year in question. Bonuses paid in fiscal 2001 related to earnings in the prior fiscal year.

The Annual Executive Bonus for Mr. Allan is equal to 1% of the amount by which SCPI's consolidated net income (defined in the same manner as for the Annual Management Bonus) exceeds $2,000,000. SCPI's defined net income did not exceed the $2,000,000 threshold in fiscal 2000 and 2001 and accordingly no Annual Executive Bonuses were paid.

The bonus percentages and amounts contained in the executive's employment agreements are based on the executive's years of service, his perceived importance to the profitability of SCPI and the subjective judgement of members of the SCPI Compensation Committee as to the best balance between salary and bonus and what is fair and reasonable. No bonuses were paid to any other executive officers of the Company during fiscal 2001.

Stock Options. The Committee believes that stock ownership by executive officers is important in aligning management's and stockholders' interests in the enhancement of stockholder value over the long term. The exercise price of all outstanding stock option grants is equal to the market price of the common stock on the date of grant.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executives. The Company's compensation payable to any one executive officer (including potential income from outstanding stock options) is currently and for the foreseeable future unlikely to reach that threshold. In addition, because of the significant net operating loss carryforwards of SCPI, the deductibility of compensation payments is not currently an issue. However, should circumstances change, the Compensation Committee will study the matter and make recommendations to the Board of Directors.

The Compensation Committee*:        John D. Abernathy
                                    Robert M. Davies**

*Two former committee members who have resigned as directors participated in the matters described in the report.

**Not currently a member of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

During the fiscal year ended February 28, 2001, Messrs. Davies and Hemsley served on the Board of Directors of the Company and served as executive officers of the Company. Mr. Davies was elected to the Board of Directors of Sterling in January 1999, which establishes the compensation of senior executives of Sterling, but during fiscal 2001, no director or executive officer of Sterling was an executive officer or director of the Company.

During the fiscal year ended February 28, 2001, Messrs. John D. Abernathy, Joel
S. Lever, Robert M. Davies and Ross Pirasteh served on the Compensation Committee of the Board of Directors. During that year, Mr. Davies was an executive officer of the Company, but none of the Company's executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of the Company's Compensation Committee. Messrs. Lever and Pirasteh resigned from the Company's Board of Directors on July 18 and July 3, 2001, respectively.

The Board of Directors intends that any transactions with officers, directors and affiliates will be entered into on terms no less favorable to the Company than could be obtained from unrelated third parties and that they will be approved by a majority of the directors of the Company who are independent and disinterested with respect to the proposed transaction.

In October 1999, certain shareholders of Sterling exercised their right to sell a second tranche of equity securities to the Company's subsidiary, Oakhurst Technology, Inc. ("OTI") thereby increasing the Company's consolidated equity ownership of Sterling from 7% to 12%. The equity purchase was financed through the issuance of two notes. One of these notes in the amount of $539,000 was issued to Mr. Davies (the "First Note") in which Mr. Hemsley had a participation of $116,000. The second note in the amount of $800,000 (the "Manning Note") was issued to James D. Manning, the brother of Patrick Manning and one of the Sterling shareholders who sold Sterling equity securities to OTI> The First Note provided for interest at the rate of 14% per annum payable quarterly and was due in October 2000, but in fact, no interest payments were made and the First Note was not repaid in October 2000. In connection with the purchase by the Company of additional shares of Sterling that raised the Company's holdings to 80.1% of Sterling's common stock in July 2001 (the "Sterling Transaction"), accrued unpaid interest on the First Note of $134,000 was added to the principal of the First Note, the maturity date of the First Notes was extended to July 2005, and the interest rate was reduced to 12%. In connection with the Sterling Transaction, the Company also issued an additional four-year 12% promissory note to each of Messrs. Hemsley ($136,421) and Davies ($250,623) (the "Second Notes") to repay certain amounts due to them by the Company or OTI, including deferred compensation, the fee (and related interest) owed to Menai in connection with the acquisition of the second tranche of Sterling equity in October 1999, the fee due in July 2001 to Menai in connection with the Sterling Transaction and a fee for the extension of the First Notes.

In connection with the Sterling Transaction, the maturity date of the Manning Note also was extended to July 2005 and the interest rate was reduced to 12%. In consideration for the extension of the maturity date and interest rate reduction, Mr. James D. Manning received a zero coupon promissory note payable July 2005 with principal and interest payable at maturity in the aggregate amount of $187,000. Interest and principal on the Note, the Second Note and the Manning Note are payable prior to maturity only to the extent of cash available to OCI for these payments and as permitted by lenders to OCI or its subsidiaries.

After the Sterling Transaction, Mr. Harper purchased $300,000 of the Manning Note from Mr. James D. Manning. As a result, Mr. Harper now holds a separate note of OTI in the principal amount of $300,000 and Mr. James D. Manning holds a note of OTI in the principal amount of $400,000, in each case, on the same terms and conditions as the Manning Note.

Mr. James D. Manning is an Executive Vice President of Sterling, which entered into a three-year employment agreement with him in January 1999 pursuant to which Mr. Manning receives an annual salary of $75,000 plus $75.00 per hour for each hour worked in excess of 1,000 hours during any calendar year. In addition, Mr. Manning is entitled to receive incentive compensation in the amount of $50,000 if certain financial goals are met. The employment agreement limits the ability of Mr. Manning to compete for a period of two years after he ceases to be en employee of Sterling because he terminated his employment without good cause or Sterling terminated his employment for good cause, and for a period of one year after he ceases to be an employee because he terminated his employment for good reason or Sterling terminated his employment without good cause; provided that these noncompetition obligations may be avoided by Mr. Manning if Sterling terminates the employment agreement other than for good cause.

In 1996, Mr. Patrick Manning, Mr. Harper and Mr. James D. Manning loaned $864,000 to Sterling pursuant to notes bearing interest at the prime rate plus 2%. The final principal installments on these loans are due in September 2001 to
(i) to Mr. James D. Manning in the amount of $240,000 plus accrued interest and
(ii) to each of Mr. Patrick Manning and Mr. Harper in the amount of $24,000 plus accrued interest.

NASCIT lent $1,500,000 to Sterling in connection with the Sterling Transaction pursuant to a short-term promissory note bearing interest at 12%. The note is payable in full on December 31, 2001. Mr. Mills is Chief Executive of NASCIT.

Since March 2001 Mr. Hemsley has provided consulting services to J. O. Hambro Capital Management in respect of its Leisure and Media Venture Capital Trust, a fund that was not an investor in Sterling, nor is an investor in Oakhurst.

Mr. Mills was elected a director of Sterling in January 1999, representing funds managed by J. O. Hambro Capital Management that invested in Sterling.

See also "Compensation of Directors" and "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

                             ----------------------



The following Performance Graph and the foregoing Report of the Compensation Committee on Executive Compensation are not and shall not be deemed incorporated by reference into any filings of the Company with the Securities and Exchange Commission by implication or by any reference in any such filings to this Proxy Statement.


PERFORMANCE GRAPH.

The following graph compares the percentage change in the Company's cumulative total stockholder return on common stock for the last five years with (i) the Dow Jones Global US Market Index (a broad market index) and (ii) the Dow Jones Retailers - Other Specialty Index, a group of companies whose marketing strategy is focused on a limited product line, such as automotive parts, over the same period. Both indices are published in the Wall Street Journal.


                             OAKHURST COMPANY, INC.

                              [PERFORMANCE GRAPH]


                                1996    1997    1998   1999    2000     2001
                                ----    ----    ----   ----    ----     ----
Dow Jones Specialty Index       100     119     162     228     257     205
Dow Jones Total Return Index    100     124     166     192     229     201
Oakhurst Company, Inc.          100      95      95     131     103      63

OTHER MATTERS

OTHER BUSINESS. The Board of Directors knows of no other business that will be presented for consideration at the meeting other than the proposals described in this Proxy Statement. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote or otherwise act in accordance with their best judgment on such matters.

A representative of Deloitte & Touche L.L.P., the Company's independent public accountants retained for fiscal 2001 is expected to be available at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal that a stockholder intends to present at the 2002 Annual Meeting of Stockholders must be submitted to the Secretary of the Company no later than April 1, 2002 in order to be considered timely received.




                                              By Order of the Board of Directors
                                                      Roger M. Barzun, Secretary

                       Appendix A: Audit Committee Charter

                      Appendix B: 1998 Stock Incentive Plan

                      Appendix C: 2001 Stock Incentive Plan

                                                                      Appendix A

                             OAKHURST COMPANY, INC.
                             AUDIT COMMITTEE CHARTER

         This charter shall be reviewed, updated and approved annually by the Board of Directors.

         ROLE AND INDEPENDENCE

         The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and other such duties as the Board may direct. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on Audit Committees as set forth in the corporate governance standards of the NASDAQ, American Stock Exchange. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the Corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.
         The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the Chief Executive Officer, Chief Financial Officer, the lead independent audit partner and the director of internal audit.

         RESPONSIBILITIES

         The Audit Committee's primary responsibilities include:

         o Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Corporation. In so doing, the Committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the auditor's independence.

         o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the Board) to report on any and all appropriate matters.



Audit Committee Charter Rev. June 2000                               Page 1 of 2

         o Providing guidance and oversight to the internal audit activities of the Corporation including reviewing the organization, plans and results of such activity.

         o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Corporation's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Corporation's audited financial statements in the Corporation's annual report on Form 10-K.

         o Reviewing with management and the independent auditor the quarterly financial information prior to the Corporation's filing of Form 10-Q. This review may be performed by the Committee or its chairperson.

         o Discussing with management, the internal auditors and the external auditors the quality and adequacy of the Corporation's internal controls.

         o Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

         o Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.



Audit Committee Charter Rev. June 2000                               Page 2 of 2

                                                                      Appendix B

                             OAKHURST COMPANY, INC.
                            1998 STOCK INCENTIVE PLAN

1. 1998 STOCK INCENTIVE PLAN PURPOSE. The purpose of this 1998 Stock Incentive Plan (the "Plan") of Oakhurst Company, Inc., a Delaware corporation (the "Company") is to advance the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing those persons with opportunities for equity ownership and performance-based incentives and thereby to better align the interests of those persons with those of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any of Oakhurst Company, Inc.'s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code.")

2. ELIGIBILITY. All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant."

3.   ADMINISTRATION & DELEGATION.

     3.1 Administration by the Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board.") The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan, and no director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

     3.2 Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each a "Committee.") So long as the Company's common stock (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act,") the Board shall appoint one such Committee of not less than two members, each member of which shall be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee to the extent that the Board's powers or authority under the Plan have been delegated to a Committee.

4.   STOCK AVAILABLE FOR AWARDS.

     4.1 Number of Shares. Subject to adjustment under Section 4.3, Awards may be made under the Plan for up to 700,000 shares of Common Stock. If any Award (a) expires; (b) is terminated, surrendered or canceled without having been fully exercised; or (c) is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but un-issued shares or treasury shares.


Oakhurst Company, Inc. 1998 Stock Incentive Plan Rev. December 18, 1998

     4.2 Per-Participant Limit. Subject to adjustment under Section 4.3, the maximum number of shares with respect to which an Award may be granted to any participant under the Plan shall be 350,000 per calendar year. The per-participant limit described in this Section 4.2 shall be construed and applied consistently with Section 162(m) of the Code.

     4.3 Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (a) the number and class of securities available under this Plan; (b) the number and class of security and exercise price per share subject to each outstanding Option (as hereinafter defined); (c) the repurchase price per security subject to each outstanding Restricted Stock Award (as hereinafter defined); and (d) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. In the event of a conflict between the provisions of this Section 4.3 and any action taken by the Board pursuant to Section 9.2, the action taken by the Board pursuant to Section 9.2 shall take precedence.

5.   STOCK OPTIONS.

     5.1 General. The Board may grant options to purchase Common Stock (each, an "Option") and may determine (a) the number of shares of Common Stock to be covered by each Option; (b) the exercise price of each Option; and (c) the terms, conditions and limitations applicable to the exercise of each Option, including such conditions relating to applicable federal or state securities laws as it considers necessary, appropriate or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Non-Statutory Stock Option."

     5.2 Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code. The Company shall have no liability to a Participant or any other party if an Option (or any part thereof) that is intended to be an Incentive Stock Option is for any reason not an Incentive Stock Option.

     5.3 Exercise Price. The Board shall establish the exercise price at the time each Option is granted and shall specify it in the applicable option agreement.

     5.4 Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     5.5 Exercise of Options. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the Participant or other person authorized to do so on behalf of the Participant together with payment in full for the number of shares being purchased in the manner set forth in Section 5.6.

     5.6 Payment Upon Exercise. The purchase price of Common Stock purchased pursuant to the exercise of an Option shall be paid in cash or by check payable to the order of the Company except to the extent that any other method of payment is permitted by the terms of a particular option agreement or generally as to all Options by the Board. If the Common Stock is registered under the Exchange Act, payment of the purchase price may also be made by delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit






Oakhurst Company, Inc. 1998 Stock Incentive Plan Rev. December 18, 1998 worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

     6.   RESTRICTED STOCK.

          6.1 Grants. The Board may grant Awards entitling the recipients to acquire shares of Common Stock subject to the right of the Company to repurchase all or some of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost to the recipient) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each a "Restricted Stock Award.")

          6.2 Terms and Conditions. The Board shall determine the terms and conditions of any Restricted Stock Award including the conditions for repurchase or forfeiture and the issue price, if any. Any one or more stock certificates issued to cover a Restricted Stock Award shall be registered in the name of the Participant. Unless otherwise determined by the Board, the Participant shall deposit such certificates together with a stock power endorsed in blank by the Participant with the Company or its designee. At the expiration of a restriction period, the Company (or such designee) shall deliver to the Participant the certificate representing shares that are no longer subject to restrictions. If the Participant has died, the certificate shall be delivered to the beneficiary designated by the Participant to receive amounts due to, or to exercise the rights of, the Participant in the event of his or her death (the "Designated Beneficiary.") The manner of such designation shall be determined by the Board. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS. The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   GENERAL PROVISIONS APPLICABLE TO AWARDS.

     8.1 Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except
          (a) by will or the laws of descent and distribution; or (b) to immediate family members to the extent permitted by applicable laws, provided that the transferee delivers to the Company a written instrument agreeing to be bound by all of the terms of the Award as if the transferee were the person to whom it was granted. "Immediate family members" shall consist only of a person's spouse, parent, issue or any spouse of any such parent or issue (including issue by adoption), or a trust established for the benefit of a person's spouse, parent, issue or any spouse of any such parent or issue (including issue by adoption.) During the lifetime of the Participant, Awards shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees; provided however, irrespective of any such transfer or assignment of an option, the Company shall only be obliged to send notices with respect to such option to the original grantee thereof, or in the event of the Participant's death or disability, to his or her personal representative.

     8.2 Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.



Oakhurst Company, Inc. 1998 Stock Incentive Plan Rev. December 18, 1998

     8.3 Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone, or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     8.4 Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant or the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     8.5 Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company as a result of a merger or consolidation of the employing entity with the Company or the acquisition by the Company of property or stock of the employing entity. Each substitute Award shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     8.6 Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value as determined by the Board in good faith. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to such Participant.

     8.7 Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including by (a) substituting therefor another Award of the same or a different type; (b) changing the date of exercise or realization; and/or (c) by converting an Incentive Stock Option to a Non-Statutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     8.8 Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Company; (b) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and (c) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     8.9 Acceleration. The Board may at any time provide that (a) any Option shall become immediately exercisable in full or in part; (b) any Restricted Stock Award shall be free of some or all restrictions; or
          (c) any other stock-based Award may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   CHANGE IN CONTROL.

     9.1 A "Change in Control of the Company" shall occur or be deemed to have occurred only if one of the following events occurs:

          (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company; (ii) any trustee or other fiduciary holding securities under an


Oakhurst Company, Inc. 1998 Stock Incentive Plan Rev. December 18, 1998
               employee benefit plan of the Company; or (iii) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan,) individuals who at the beginning of such period constituted the Board of Directors of the Company together with any new director (other than a new director designated by a person who has entered into an agreement with the Company to effect any transaction described in Section 9.1 (a), (c) or (d)) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in Section 9.1(a),above) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

9.2 Consequences of a Change in Control of the Company. Upon the occurrence of a Change in Control of the Company or the execution by the Company of any agreement which results in a Change in Control of the Company, the Board shall take one or more of the following actions with respect to then outstanding Awards:

     (a) Provide that such Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof;) provided however, that any stock options substituted for Incentive Stock Options shall to the extent that it is reasonably practical to do so, be made to satisfy (in the determination of the Board) the requirements of Section 424(a) of the Code, but if a substituted option shall fail for any reason to satisfy such requirements, such Option shall become a non-statutory stock option;

     (b) In the event of a transaction resulting in a Change in Control of the Company under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such transaction (the "Acquisition Price,") provide that all outstanding Options shall terminate upon consummation of such transaction and that Participants shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (1) the Acquisition Price multiplied by the number of shares of Common Stock subject to



Oakhurst Company, Inc. 1998 Stock Incentive Plan Rev. December 18, 1998 such outstanding Options (whether or not then exercisable), exceeds
          (2) the aggregate exercise price of such Options; and/or

     (c)  Accelerate in full the vesting of such Awards.

10.  MISCELLANEOUS.

     10.1 No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as otherwise expressly provided in the such Participant's Award.

     10.2 No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     10.3 Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the earlier of the tenth anniversary of
          (a) the date on which the Plan was adopted by the Board; and (b) the date the Plan was approved by the Company's shareholders, but Awards granted within such period may extend beyond such tenth anniversary.

     10.4 Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Amendments requiring stockholder approval shall become effective when adopted by the Board.

     10.5 Governing Law. The provisions of the Plan and all Awards made under the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any of its applicable conflicts of law provisions.

                           --------------------------

             Adopted by the Board of Directors on December 18, 1998


Oakhurst Company, Inc. 1998 Stock Incentive Plan Rev. December 18, 1998

                                                                      Appendix C

                             OAKHURST COMPANY, INC.
                            2001 STOCK INCENTIVE PLAN

1. 2001 STOCK INCENTIVE PLAN PURPOSE. The purpose of this 2001 Stock Incentive Plan (the "Plan") of Oakhurst Company, Inc., a Delaware corporation (the "Company") is to advance the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing those persons with opportunities for equity ownership and performance-based incentives and thereby to better align the interests of those persons with those of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any of Oakhurst Company, Inc.'s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code.")

2. ELIGIBILITY. All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant."

3.   ADMINISTRATION & DELEGATION.

     3.1 Administration by the Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board.") The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan, and no director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

     3.2 Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each a "Committee.") So long as the Company's common stock (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act,") the Board shall appoint one such Committee of not less than two members, each member of which shall be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee to the extent that the Board's powers or authority under the Plan have been delegated to a Committee.

4.   STOCK AVAILABLE FOR AWARDS.

     4.1 Number of Shares. Subject to adjustment under Section 4.3, Awards may be made under the Plan for up to 500,000 shares of Common Stock. If any Award (a) expires; (b) is terminated, surrendered or canceled without having been fully exercised; or (c) is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but un-issued shares or treasury shares.


Oakhurst Company, Inc. 2001 Stock Incentive Plan Rev July 23, 2001
                                                                     Page 1 of 6

     4.2 Per-Participant Limit. Subject to adjustment under Section 4.3, the maximum number of shares with respect to which an Award may be granted to any participant under the Plan shall be 350,000 per calendar year. The per-participant limit described in this Section 4.2 shall be construed and applied consistently with Section 162(m) of the Code.

     4.3 Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (a) the number and class of securities available under this Plan; (b) the number and class of security and exercise price per share subject to each outstanding Option (as hereinafter defined); (c) the repurchase price per security subject to each outstanding Restricted Stock Award (as hereinafter defined); and (d) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. In the event of a conflict between the provisions of this Section 4.3 and any action taken by the Board pursuant to Section 9.2, the action taken by the Board pursuant to Section 9.2 shall take precedence.

5.   STOCK OPTIONS.

     5.1 General. The Board may grant options to purchase Common Stock (each, an "Option") and may determine (a) the number of shares of Common Stock to be covered by each Option; (b) the exercise price of each Option; and (c) the terms, conditions and limitations applicable to the exercise of each Option, including such conditions relating to applicable federal or state securities laws as it considers necessary, appropriate or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Non-Statutory Stock Option."

     5.2 Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code. The Company shall have no liability to a Participant or any other party if an Option (or any part thereof) that is intended to be an Incentive Stock Option is for any reason not an Incentive Stock Option.

     5.3 Exercise Price. The Board shall establish the exercise price at the time each Option is granted and shall specify it in the applicable option agreement.

     5.4 Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     5.5 Exercise of Options. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the Participant or other person authorized to do so on behalf of the Participant together with payment in full for the number of shares being purchased in the manner set forth in Section 5.6.

     5.6 Payment Upon Exercise. The purchase price of Common Stock purchased pursuant to the exercise of an Option shall be paid in cash or by check payable to the order of the Company except to the extent that any other method of payment is permitted by the terms of a particular option agreement or generally as to all Options by the Board. If the Common Stock is registered under the Exchange Act, payment of the purchase price may also be made by delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit



Oakhurst Company, Inc. 2001 Stock Incentive Plan Rev July 23, 2001
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

          worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

6.   RESTRICTED STOCK.

     6.1 Grants. The Board may grant Awards entitling the recipients to acquire shares of Common Stock subject to the right of the Company to repurchase all or some of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost to the recipient) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each a "Restricted Stock Award.")

     6.2 Terms and Conditions. The Board shall determine the terms and conditions of any Restricted Stock Award including the conditions for repurchase or forfeiture and the issue price, if any. Any one or more stock certificates issued to cover a Restricted Stock Award shall be registered in the name of the Participant. Unless otherwise determined by the Board, the Participant shall deposit such certificates together with a stock power endorsed in blank by the Participant with the Company or its designee. At the expiration of a restriction period, the Company (or such designee) shall deliver to the Participant the certificate representing shares that are no longer subject to restrictions. If the Participant has died, the certificate shall be delivered to the beneficiary designated by the Participant to receive amounts due to, or to exercise the rights of, the Participant in the event of his or her death (the "Designated Beneficiary.") The manner of such designation shall be determined by the Board. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS. The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   GENERAL PROVISIONS APPLICABLE TO AWARDS.

     8.1 Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except
          (a) by will or the laws of descent and distribution; or (b) to immediate family members to the extent permitted by applicable laws, provided that the transferee delivers to the Company a written instrument agreeing to be bound by all of the terms of the Award as if the transferee were the person to whom it was granted. "Immediate family members" shall consist only of a person's spouse, parent, issue or any spouse of any such parent or issue (including issue by adoption), or a trust established for the benefit of a person's spouse, parent, issue or any spouse of any such parent or issue (including issue by adoption.) During the lifetime of the Participant, Awards shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees; provided however, irrespective of any such transfer or assignment of an option, the Company shall only be obliged to send notices with respect to such option to the original grantee thereof, or in the event of the Participant's death or disability, to his or her personal representative.

     8.2 Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.


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

     8.3 Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone, or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     8.4 Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant or the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     8.5 Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company as a result of a merger or consolidation of the employing entity with the Company or the acquisition by the Company of property or stock of the employing entity. Each substitute Award shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     8.6 Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value as determined by the Board in good faith. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to such Participant.

     8.7 Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including by (a) substituting therefor another Award of the same or a different type; (b) changing the date of exercise or realization; and/or (c) by converting an Incentive Stock Option to a Non-Statutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     8.8 Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Company; (b) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and (c) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     8.9 Acceleration. The Board may at any time provide that (a) any Option shall become immediately exercisable in full or in part; (b) any Restricted Stock Award shall be free of some or all restrictions; or
          (c) any other stock-based Award may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   CHANGE IN CONTROL.

     9.1 A "Change in Control of the Company" shall occur or be deemed to have occurred only if one of the following events occurs:

     (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company; (ii) any trustee or other fiduciary holding securities under an

Oakhurst Company, Inc. 2001 Stock Incentive Plan Rev July 23, 2001
                                                                     Page 4 of 6
          employee benefit plan of the Company; or (iii) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

     (b) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan,) individuals who at the beginning of such period constituted the Board of Directors of the Company together with any new director (other than a new director designated by a person who has entered into an agreement with the Company to effect any transaction described in
          Section 9.1 (a), (c) or (d)) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
          (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in Section 9.1(a),above) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

9.2 Consequences of a Change in Control of the Company. Upon the occurrence of a Change in Control of the Company or the execution by the Company of any agreement which results in a Change in Control of the Company, the Board shall take one or more of the following actions with respect to then outstanding Awards:

     (a) Provide that such Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof;) provided however, that any stock options substituted for Incentive Stock Options shall to the extent that it is reasonably practical to do so, be made to satisfy (in the determination of the Board) the requirements of Section 424(a) of the Code, but if a substituted option shall fail for any reason to satisfy such requirements, such Option shall become a non-statutory stock option;

     (b) In the event of a transaction resulting in a Change in Control of the Company under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such transaction (the "Acquisition Price,") provide that all outstanding Options shall terminate upon consummation of such transaction and that Participants shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (1) the Acquisition Price multiplied by the number of shares of Common Stock subject to



Oakhurst Company, Inc. 2001 Stock Incentive Plan Rev July 23, 2001
                                                                     Page 5 of 6
          such outstanding Options (whether or not then exercisable), exceeds
          (2) the aggregate exercise price of such Options; and/or

     (c)  Accelerate in full the vesting of such Awards.

10.  MISCELLANEOUS.

     10.1 No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as otherwise expressly provided in the such Participant's Award.

     10.2 No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     10.3 Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the earlier of the tenth anniversary of
          (a) the date on which the Plan was adopted by the Board; and (b) the date the Plan was approved by the Company's shareholders, but Awards granted within such period may extend beyond such tenth anniversary.

     10.4 Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Amendments requiring stockholder approval shall become effective when adopted by the Board.

     10.5 Governing Law. The provisions of the Plan and all Awards made under the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any of its applicable conflicts of law provisions.



                                ----------------

               Adopted by the Board of Directors on July 23, 2001


Oakhurst Company, Inc. 2001 Stock Incentive Plan Rev July 23, 2001
                                                                     Page 6 of 6

                             OAKHURST COMPANY, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 16, 2001



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received a Notice of the Annual Meeting of Stockholders of Oakhurst Company, Inc. (the "Company") to be held on October 16, 2001 at 9:00 a.m. local time at the offices of Sterling Construction Company, 20810 Fernbush Lane, Houston, Texas 77073 or at any adjournment thereof (the "Annual Meeting") and the Board of Directors' Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Patrick T. Manning, Maarten D. Hemsley and Roger M. Barzun, and each of them (with full power of substitution,) as proxies of the undersigned to attend the Annual Meeting and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned holds any shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

[X] Please mark your votes as in this example.

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified below, this proxy will be voted FOR such election to office or proposal. None of the matters to be voted on is conditioned on, or related to, the approval of any other matter. All matters are proposed by the Company.

1. Election of seven directors (or if the nominee is not available for election, such substitute as the Board of Directors may designate).


NOMINEES                                     CLASS         TERM

Patrick T. Manning                             I         One year
Joseph P. Harper, Sr.                          I         One year
John D. Abernathy                             II         Two years
Robert W. Frickel                             II         Two years
Robert M. Davies                              III        Three years
Maarten D. Hemsley                            III        Three years
Christopher H. B. Mills                       III        Three years

FOR ALL NOMINEES                        [ ]

WITHHOLD FROM ALL NOMINEES              [ ]

[   ] ------------------------------------------------------------------------
INSTRUCTION: To withhold authority for any individual nominee, write the nominee's name in the space provided above.

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE -- YOU NEED NOT MARK ANY BOXES.


            CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE

2. To approve the adoption of an amendment to the Amended and Restated Certificate of Incorporation of the Company in order to change the name of the Company.

     FOR [ ]     AGAINST [ ]      ABSTAIN [ ]

3. To approve the adoption by the Board of Directors of the 1998 Stock Incentive Plan.

     FOR [ ]     AGAINST [ ]      ABSTAIN [ ]

4. To approve the adoption by the Board of Directors of the 2001 Stock Incentive Plan.

     FOR [ ]     AGAINST [ ]      ABSTAIN [ ]

In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment thereof.

               FOR [ ]    AGAINST [ ] ABSTAIN [ ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Please sign exactly as your name appears hereon. Joint owners should both sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                                           Date:
          -----------------------------------------       ----------------------
Signature:                                           Date:
          -----------------------------------------       ----------------------

        PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING
                             THE ENCLOSED ENVELOPE.